UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C. 20549





                                 Form 8-K

             Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Act of 1934




                              October 15, 1998
               Date of Report (Date of earliest event reported)



                           Commission File #0-10964

                           MAXWELL TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)



                Delaware	                           95-2390133
          (State or other jurisdiction            (I.R.S. Employer
            of incorporation)                     Identification No.)

                            9275 Sky Park Court
                       San Diego, California  92123
                (Address of principal executive offices)

Registrant's telephone number, including area code: (619) 279-5100


ITEM 5.OTHER INFORMATION

SHAREHOLDER PROPOSALS
---------------------

     The Securities and Exchange Commission has amended Rule 14a-4, which governs the use of discretionary proxy voting authority with respect to a shareholder proposal that the shareholder has not sought to include in the proxy statement pursuant to Rule 14a-8. Rule 14a-4(c)(1) now sets a 45 day advance notice requirement. If a shareholder fails to notify the company of his or her intention to present a proposal at the meeting at least 45 days prior to the month and day on which the prior year's proxy statement was first mailed, then the holders of proxies solicited by the Board of Directors may use their discretionary voting authority when the proposal is raised at the company's annual meeting. The proxy holders will have such discretionary authority even if the proxy statement contained no discussion of the proposal and the proxy holders' intentions with respect thereto.

     Maxwell has fixed October 31, 1998 as the deadline for shareholders to give such notice with respect to a proposal that the shareholder has not already sought to be included in the company's proxy statement with respect to the 1998 Annual Meeting to be held on January 27, 1999, in accordance with applicable rules.


 Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:   October 15, 1998



                                          MAXWELL TECHNOLOGIES,INC.

                                          By: /s/Donald M. Roberts
                                          ------------------------
                                          Donald M. Roberts
                                          Secretary and General Counsel